Exhibit 99.2

THE JOINT CORP.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On December 31, 2014, we acquired substantially all the assets and certain liabilities of The Joint RRC Corp., which operated six clinics in Los Angeles County, for a purchase price of $900,000 which was paid in cash on December 31, 2014.

The purchase price has been initially allocated to the underlying assets, including the identifiable intangible assets, based on the Company’s estimate of fair values and remaining economic lives. The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill, and as a result will be subject to the annual impairment test.

The following unaudited pro forma combined condensed financial statements reflect the acquisition using the purchase method of accounting. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Final adjustments may differ from the pro forma adjustments presented herein. The unaudited pro forma combined condensed financial statements are based on historical results and do not include any adjustments to reflect expected future cost savings from consolidation and efficiencies or the effects of any other cost reduction actions, nor do these statements include any pro forma adjustments relating to costs of integration that the combined company may incur, as such adjustments would be forward-looking.

The unaudited pro forma condensed combined balance sheet presented illustrates the effect of the acquisition of The Joint RRC Corp. as if the acquisition had occurred as of September 30, 2014.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 illustrates the effect of the acquisition of The Joint RRC Corp. and related assets as if it had occurred on January 1, 2013, and was derived from the historical audited statements of operations for The Joint RRC Corp., combined with The Joint Corp.’s historical audited statements of operations for the year ended December 31, 2013.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 illustrates the effect of the acquisition of The Joint RRC Corp. and related assets as if it had occurred on January 1, 2014, and was derived from the historical unaudited statements of operations for The Joint RRC Corp., combined with The Joint Corp.’s historical unaudited statements of operations for the nine months ended September 30, 2014.

The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.

Intercompany transactions between the Joint Corp. and the Joint RRC Corp. have been eliminated within the condensed combined statements of operations. The assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical audited financial statements and notes thereto of The Joint Corp in its Form S-1/A, filed with the Securities and Exchange Commission on November 7, 2014, the historical unaudited financial statements and notes thereto of The Joint Corp contained in its September 30, 2014 Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 22, 2014, and the historical audited and unaudited financial statements and notes thereto of The Joint RRC Corp. which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

Pro forma adjustments for the acquisition are based upon preliminary estimates, available information and certain assumptions that management of the Company deem appropriate. Final adjustments may differ from the pro forma adjustments presented herein. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities, and residual amounts will be allocated to goodwill.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if we had operated The Joint RRC Corp. or if the acquisition had occurred as of the date or during the period presented, nor is it necessarily indicative of future operating results or financial position.

Certain reclassifications have been made from The Joint RRC Corp.’s financial statements to conform with the presentation of The Joint Corp.’s financial statements.

THE JOINT CORP.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

	Historical Joint Corp	Historical Joint RRC Corp	Pro Forma Adjustments				Pro Forma Consolidated
Current assets:
Cash	$2,373,925	$8,448	$(8,448	)(a)	$(900,000	)(e)	$1,473,925
Restricted cash	217,736	-					217,736
Accounts receivable, net	333,156	-	-		-		333,156
Income taxes receivable	320,290	-	-		-		320,290
Note receivable - current portion	27,119	-	-		-		27,119
Deferred franchise costs - current portion	957,950	-	-		-		957,950
Deferred tax asset - current portion	701,200	-	-		-		701,200
Deferred offering costs	511,921	-	-		-		511,921
Prepaid expenses and other current assets	68,959	7,145	(7,145	)(a)	-		68,959
Total current assets	5,512,256	15,593	(15,593)		(900,000)		4,612,256
Property and equipment, net	794,383	492,742	(162,872	)(b)	-		1,124,253
Note receivable, net of current portion	38,778	-	-		-		38,778
Deferred franchise costs, net of current portion	2,086,800	-	-		-		2,086,800
Deferred tax asset - noncurrent	1,265,700	-	-		-		1,265,700
Intangible assets, net	-	189,225	(36,225	)(c)	-		153,000
Goodwill	-	-	644,964	(d)	-		644,964
Deposits and other assets	77,650	38,342	(38,342	)(a)	-		77,650
Total assets	$9,775,567	$735,902	$391,932		$(900,000)		$10,003,401

Current liabilities:
Accounts payable and accrued expenses	$677,272	$57,061	$(57,061	)(a)	$-		$677,272
Co-op funds liability	99,104	-	-		-		99,104
Payroll liabilities	316,529	-	-		-		316,529
Advertising fund deferred revenue	118,632	-	-		-		118,632
Income taxes payable	-	-	-		-		-
Other current liabilities	-	2,034,000	(2,034,000	)(a)	-		-
Deferred rent - current portion	72,417	31,072	(31,072	)(a)	-		72,417
Deferred revenue - current portion	2,704,250	-	-		-		2,704,250
Total current liabilities	3,988,204	2,122,133	(2,122,133)		-		3,988,204
Deferred rent, net of current portion	471,146	-	-		-		471,146
Deferred revenue, net of current portion	6,754,750	-	-		-		6,754,750
Other liabilities	204,300	157,679	(157,679	)(a)	227,834	(f)	432,134
Total liabilities	11,418,400	2,279,812	(2,279,812)		168,570		11,646,234
Commitment and contingencies
Stockholders' deficit:
Preferred stock	25	-	-		-		25
Common stock	5,365	5,000	(5,000	)(g)	-		5,365
Additional paid-in capital	1,588,395	-	-		-		1,588,395
Treasury stock	(791,638)	-	-		-		(791,638)
Accumulated deficit	(2,444,980)	(1,548,910)	1,548,910	(g)	-		(2,444,980)
Total stockholders' deficit	(1,642,833)	(1,543,910)	1,543,910		-		(1,642,833)
Total liabilities and stockholders' deficit	$9,775,567	$735,902	$(735,902)		$227,834		$10,003,401

See accompanying notes to the unaudited pro forma financial information.

THE JOINT CORP.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

	Historical Joint Corp	Historical Joint RRC Corp	Pro Forma Adjustments		Pro Forma Adjustments		Pro Forma Consolidated

Revenues:
Royalty fees	$1,531,201	$-	$(31,103	)(h)	$-		$1,500,098
Franchise fees	2,536,333	-	(116,000	)(i)	-		2,420,333
Regional developer fees	742,875	-	-		-		742,875
IT related income and software fees	762,867	-	(9,625	)(j)	-		753,242
Advertising fund revenue	216,784	-	-		-		216,784
Other income	168,007	78,315	-		-		246,322
Total revenues	5,958,067	78,315	(156,728)		-		5,879,654
Cost of revenues:
Franchise cost of revenues	1,781,477	-	-		-		1,781,477
IT cost of revenues	224,719	-	-		-		224,719
Total cost of revenues	2,006,196	-	-		-		2,006,196
Selling and marketing expenses	781,256	81,754	(9,625	)(j)	-		853,385
Depreciation and amortization	70,725	83,866	47,571	(k)	(26,100	)(l)	176,062
General and administrative expenses	2,660,101	608,680	(31,103	)(h)	(50,735	)(m)	3,186,943
Total selling, general and administrative expenses	3,512,082	774,300	6,843		(76,835)		4,216,390
Income (loss) from operations	439,789	(695,985)	(163,571)		76,835		(342,932)

Other expense	(32,000)	-	-		-		(32,000)
Income (loss) before income tax benefit	407,789	(695,985)	(163,571)		76,835		(374,932)

Income tax expense	(252,154)	-	252,154	(n)	-		-

Net income (loss)	$155,635	$(695,985)	$88,583		$76,835		$(374,932)

Earnings per share:
Basic earnings (loss) per share	$0.03						$(0.07)
Diluted earnings (loss) per share	$0.02						$(0.07)

See accompanying notes to the unaudited pro forma financial information.

THE JOINT CORP.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2014

	Historical Joint Corp	Historical Joint RRC Corp	Pro Forma Adjustments		Pro Forma Adjustments		Pro Forma Consolidated

Revenues:
Royalty fees	$2,233,053	$-	$(48,681	)(h)	$-		$2,184,372
Franchise fees	1,469,500	-	(29,000	)(i)	-		1,440,500
Regional developer fees	377,000	-	-		-		377,000
IT related income and software fees	629,225	-	(13,750	)(j)	-		615,475
Advertising fund revenue	204,141	-	-		-		204,141
Other income	148,347	189,609	-		-		337,956
Total revenues	5,061,266	189,609	(91,431)		-		5,159,444
Cost of revenues:
Franchise cost of revenues	1,505,569	-	-		-		1,505,569
IT cost of revenues	164,987	-	-		-		164,987
Total cost of revenues	1,670,556	-	-		-		1,670,556
Selling and marketing expenses	723,955	93,990	(13,750	)(j)	-		804,195
Depreciation and amortization	141,707	116,295	35,678	(k)	(19,575	)(l)	274,106
General and administrative expenses	3,215,242	641,018	(48,681	)(h)	(38,311	)(m)	3,769,268
Total selling, general and administrative expenses	4,080,905	851,303	(26,753)		(57,886)		4,847,469
Loss from operations	(690,194)	(661,694)	(64,678)		57,886		(1,358,681)

Other expense	(58,399)	-	-		-		(58,399)
Loss before income tax benefit	(748,593)	(661,694)	(64,678)		57,886		(1,417,080)

Income tax benefit	284,574	-	-		-		284,574

Net loss	$(464,019)	$(661,694)	$(64,678)		$57,886		$(1,132,506)

Earnings per share:
Basic loss per share	$(0.10)						$(0.23)
Diluted loss per share	$(0.10)						$(0.23)

See accompanying notes to the unaudited pro forma financial information.

THE JOINT CORP

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2014 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013 are based on the historical financial statements of The Joint Corp. and The Joint RRC Corp., after giving effect to our acquisition of The Joint RRC Corp. on December 31, 2014, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of The Joint Corp included in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and the historical financial statements of The Joint RRC Corp., included herein.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of what the combined company’s results of operations or financial position that would have reported had the acquisition been completed as of the dates presented, and should not be taken as a representation of the combined company’s future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting. As such, identifiable assets acquired and liabilities assumed are recognized at fair value as of the acquisition date. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the net amounts of the identifiable assets acquired and the liabilities assumed.

The unaudited pro forma condensed combined financial statements do not reflect any adjustments for restructuring activities or expected operating efficiencies or cost savings that may be achieved with respect to the combined companies or the costs necessary to achieve such restructuring activities, cost savings and operating synergies.

2. Description of Pro Forma Adjustments

a) Adjustments to exclude certain assets and liabilities not included in the acquisition.

b) Preliminary management estimates of The Joint RRC Corp. fixed asset fair values are $162,872 lower than the net book values as of December 31, 2014. A similar adjustment is made to the pro forma balance sheet as of September 30, 2014.

c) Adjustment to reflect preliminary estimate of intangibles, which consist of reacquired franchise rights and customer relationships.

d) Adjustment to reflect preliminary goodwill as a result of the acquisition.

e) Adjustment to reflect the cash paid as consideration for the acquisition.

f) Adjustment to recognize the fair value of unfavorable leases as a result of the acquisition.

g) Adjustment to eliminate historical equity accounts of The Joint RRC Corp.

h) Adjustment to eliminate royalty fees from Joint RRC Corp. that are intercompany in nature on a combined basis.

i) Eliminate franchise fees from Joint RRC Corp. that are intercompany in nature on a combined basis.

j) Eliminate software fees from Joint RRC Corp. that are intercompany in nature on a combined basis.

k) Recognize the amortization of intangible assets of reacquired franchise rights and customer relationships arising from the acquisition, which are being amortized over useful lives of seven and two years, respectively.

l) Eliminate The Joint RRC Corp.’s amortization of franchise fees which are intercompany in nature on a combined basis.

m) Record amortization of unfavorable lease liabilities that were recognized in connection with the acquisition.

n) Adjust income tax expense to eliminate the income tax expense recognized on The Joint Corp’s financial statements as the combined entity is in a net loss position.